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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): March 27, 2001

                               THE AES CORPORATION
             (exact name of registrant as specified in its charter)

       DELAWARE                      0-19281                     54-1163725
(State of Incorporation)      (Commission File No.)        (IRS Employer ID No.)

                       1001 North 19th Street, Suite 2000
                            Arlington, Virginia 22209
          (Address of principal executive offices, including zip code)

               Registrant's telephone number, including area code:
                                 (703) 522-1315

                                 NOT APPLICABLE
          (Former Name or Former Address, if changed since last report)




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Item 5.  Other Events

Post-Merger Financial Results


         The following is a summary of certain interim financial information of The AES Corporation (the "Company"), on a consolidated basis, reflecting the combined operations of the Company, including IPALCO Enterprises, Inc. ("IPALCO"). The Company acquired IPALCO on March 27, 2001 in a pooling of interests transaction. For the month ended April, 30, 2001, the Company recorded $609 million of revenues and $25 million (before income taxes) of foreign currency transaction losses in Brazil. For the month ended April 30, 2001, the Company recorded net income before foreign currency transaction losses in Brazil of $50 million and net income of $34 million.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE AES CORPORATION

DATE:  June 18, 2001                     BY:  /s/  BARRY J. SHARP
                                              -----------------------------
                                              Barry J. Sharp
                                              Executive Vice President and
                                              Chief Financial Officer